Exhibit 10.6

Financial Guaranty Insurance Policy

Insured Obligations: AmeriCredit Automobile Receivables Trust 2010-B	Policy No.: D-2010-78
$36,800,000 Class A-1 0.37690% Asset Backed Notes, Series 2010-B
$69,000,000 Class A-2 1.18% Asset Backed Notes, Series 2010-B	Effective Date: August 19, 2010
$94,200,000 Class A-3 2.49% Asset Backed Notes, Series 2010-B

Assured Guaranty Corp., a Maryland-domiciled insurance company (“Assured Guaranty”), in consideration of the payment of the premium and on the terms and subject to the conditions of this Policy (which includes each endorsement hereto), hereby unconditionally and irrevocably agrees to pay to the Trustee, for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment during the Term of the Policy but shall be unpaid by reason of Nonpayment. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the endorsement attached hereto.

Assured Guaranty will make payment of any amount required to be paid under this Policy following receipt of notice as described in the endorsement attached hereto. Such payments of principal and interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Assured Guaranty, transferring to Assured Guaranty all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligations, to the extent of such payments of principal and interest. Payment by Assured Guaranty to the Trustee for the benefit of the Holders shall discharge the obligations of Assured Guaranty under this Policy to the extent of such payment.

In the event that the Trustee for the Insured Obligations has notice that any payment of principal of or interest in an Insured Obligation which has become Due for Payment and which has been made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and has been recovered from such Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Assured Guaranty to the extent of such recovery if sufficient funds are not otherwise available (in accordance with the endorsement attached hereto).

This Policy is non-cancelable for any reason. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment premium or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Assured Guaranty, nor against any risk other than Nonpayment, including the failure of the Trustee to remit amounts received to the Holders of Insured Obligations and any shortfalls attributable to withholding or other taxes, including interest and penalties in respect of such liability.

To the fullest extent permitted by applicable law, Assured Guaranty hereby waives, in each case for the benefit of the Holders only, all rights and defenses of any kind (including, without limitation, the defense of fraud in the inducement or in fact or any other circumstance that would have the effect of discharging a surety, guarantor or any other Person in law or in equity) that may be available to Assured Guaranty to deny or avoid payment of its obligations under this Policy in accordance with the express provisions hereof. Nothing in this paragraph will be construed (i) to waive, limit or otherwise impair, and Assured Guaranty expressly reserves, Assured Guaranty’s rights and remedies, including, without limitation: its right to assert any claim or to pursue recoveries (based on contractual rights, securities law violations, fraud or other causes of action) against any Person or entity, in each case, whether directly or acquired as a subrogee, assignee or otherwise, subsequent to making any payment to the Beneficiary in accordance with the express provisions hereof, and/or (ii) to require payment by Assured Guaranty of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of this Policy. Assured Guaranty does not waive its rights to seek payment of all amounts to which it is entitled pursuant to the Operative Documents.

This Policy (which includes each endorsement hereto) sets forth in full the undertaking of Assured Guaranty with respect to the subject matter hereof, and may not be modified, altered or affected by any other agreement or instrument, including, without limitation, any modification thereto or amendment thereof.

This Policy shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. IN WITNESS WHEREOF, Assured Guaranty has caused this Policy to be affixed with its corporate seal, to be signed by its duly authorized officer and to become effective and binding upon Assured Guaranty by virtue of such signature.

ASSURED GUARANTY CORP.
[SEAL]

	By:	/s/ Jorge Gana
	Name:	Jorge Gana
	Title:	Managing Director

Signature attested to by:

/s/ Brian H. Mellstrom
Counsel

ENDORSEMENT NO. 1 TO

FINANCIAL GUARANTY INSURANCE POLICY

(NOTES POLICY)

Attached to and forming a part of	Effective Date: August 19, 2010
Financial Guaranty Insurance Policy No.: D-2010-78

Issued To: Wells Fargo Bank, National Association, as Trust Collateral Agent

This Endorsement forms a part of the Policy referenced above. To the extent the provisions of this Endorsement conflict with the provisions of the above-referenced Policy, the provisions of this Endorsement shall govern.

ARTICLE I Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Indenture or the Sale and Servicing Agreement, whether provided directly or through incorporation by reference, unless otherwise specified.

“Assured Guaranty” means Assured Guaranty Corp., a Maryland-domiciled insurance company.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the commercial banking institutions in Wilmington, Delaware, Fort Worth, Texas, New York City, New York, Minneapolis, Minnesota, the State of Maryland, or the location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent, or the Insurer are authorized or obligated by law, executive order or governmental decree to be closed.

“Date of Issuance” means the Effective Date.

“Due for Payment” means (i) with respect to any amount payable hereunder in respect of Scheduled Payments, becoming payable on an Insured Distribution Date in accordance with clause (i), (ii) or (iii), as applicable, of the definition of “Scheduled Payments” and (ii) with respect to any amount payable hereunder in respect of any Scheduled Payment avoided as a preference payment, becoming payable on the date specified in Section 3.

“Effective Date” means August 19, 2010.

“Holder” shall have the meaning set forth in the Indenture; provided, however that “Holder” shall not include the Obligor, the Servicer, the Trustee, the Trust Collateral Agent or any affiliates or successors of the foregoing in the event the Obligor, or any such affiliate or successor, is a registered or beneficial owner of the Insured Obligations.

“Indenture” means the Indenture, dated as of August 2, 2010, between the Obligor and Wells Fargo Bank, National Association, as Trustee and Trust Collateral Agent, as amended from time to time with the written consent of Assured Guaranty.

“Indenture Trustee” or “Trustee” means Wells Fargo Bank, National Association, in its capacity as Trustee under the Indenture and any successor in such capacity.

“Insured Amounts” means the Scheduled Payments.

“Insured Obligations” means the $36,800,000 Class A-1 0.37690% Asset Backed Notes, Series 2010-B, the $69,000,000 Class A-2 1.18% Asset Backed Notes, Series 2010-B and the $94,200,000 Class A-3 2.49% Asset Backed Notes, Series 2010-B, issued by the Obligor under the Indenture.

“Nonpayment” means that an Insured Amount is Due for Payment but the funds, if any, remitted to the Trust Collateral Agent or the Trustee for such payment pursuant to the Sale and Servicing Agreement or the Indenture are insufficient for payment in full of such Insured Amount.

Policy No.: D-2010-78	Date of Issuance: August 19, 2010

“Notice of Claim” means a notice and certificate from the Trust Collateral Agent in the form attached as Exhibit A to this Endorsement.

“Obligor” means AmeriCredit Automobile Receivables Trust 2010-B, a Delaware statutory trust.

“Operative Documents” means the Basic Documents, as the same may be amended, supplemented, or otherwise modified from time to time with the written consent of Assured Guaranty.

“Policy” means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

“Receipt” and “Received” mean actual delivery to Assured Guaranty and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, on a Business Day shall be deemed to be receipt on the next succeeding Business Day. For the purposes of this definition, “actual delivery” to Assured Guaranty means (i) the delivery of the original Notice of Claim, together with each other notice or other applicable documentation required by the terms of this Policy, to Assured Guaranty at its address set forth in paragraph 8, or (ii) facsimile transmission of the original Notice of Claim, together with each other notice or other applicable documentation required by the terms of this Policy, to Assured Guaranty at its facsimile number set forth in paragraph 8. If presentation is made by facsimile, the Trust Collateral Agent, (x) promptly shall confirm transmission by telephone to Assured Guaranty at its telephone number set forth in paragraph 8 and (y) as soon as is reasonably practicable, shall deliver the original Notice of Claim, together with each other notice or other applicable documentation required by the terms of this Policy, to Assured Guaranty at its address set forth in paragraph 8. If any Notice of Claim or other notice or certificate given hereunder by the Trust Collateral Agent is not in proper form or is not properly completed, executed or delivered, or contains any misstatement, it shall be deemed not to have been Received, and Assured Guaranty or its Fiscal Agent shall promptly so advise the Trust Collateral Agent and the Trust Collateral Agent may submit an amended notice.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of August 2, 2010 among the Obligor, AmeriCredit Financial Services, Inc., as Servicer, AFS SenSub Corp., as Seller and Wells Fargo Bank, National Association, as Backup Servicer and Trust Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time with the written consent of Assured Guaranty.

“Scheduled Payments” means, as to each Insured Distribution Date, payments that are required to be made to Holders in accordance with the original terms of the Insured Obligations when issued and without regard to any subsequent amendment or modification of the Insured Obligations, the Indenture, the Sale and Servicing Agreement or the Basic Documents, except amendments or modifications to which Assured Guaranty has given its prior written consent, which payments are (i) the Noteholders’ Interest Distributable Amount with respect to the related Distribution Date, (ii) the Noteholders’ Remaining Parity Deficit Amount with respect to the related Distribution Date and (iii) with respect to the Final Scheduled Distribution Date for any class of Insured Obligations, the outstanding principal amount of such class on such Final Scheduled Distribution Date, after taking into account reductions on such date of such outstanding principal amount from all sources other than this Policy. Scheduled Payments do not include payments that become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Assured Guaranty elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Assured Guaranty does not so elect, this Policy will continue to guarantee payment on the Insured Obligations in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders’ Interest Distributable Amount or of a Noteholders’ Interest Carryover Amount due to Holders because the appropriate notice and certificate for payment in proper form as required by paragraph 2 hereof was not timely Received by Assured Guaranty or (y) any portion of a Noteholders’ Interest Distributable Amount due to Holders representing interest on any Noteholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders’ Interest Carryover Amount, unless in each case, Assured Guaranty elects, in its sole discretion, to pay such amount in whole or in part, pursuant hereto. Scheduled Payments shall not include any amounts due in respect of the Insured Obligations attributable to any increase in interest rate, penalty or other sum payable by the Obligor by reason of any default or event of default in respect of the Insured Obligations, or by reason of any deterioration of the credit worthiness of the Obligor, nor shall Scheduled Payments include, nor shall coverage be provided under this Policy in respect of, any taxes, withholding or other charge with respect to any Holder imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Holder.

Policy No.: D-2010-78	Date of Issuance: August 19, 2010

“Term of the Policy” means the period from and including the Date of Issuance to and including the date on which (i) all Scheduled Payments have been paid or deemed to be paid within the meaning of Section 4.1 of the Indenture; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law shall have expired and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

“Trust Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as Trust Collateral Agent under the Indenture, acting as agent for the Indenture Trustee in accordance with the terms of the Indenture, and any successor in such capacity.

ARTICLE II Notices and Conditions to Payment in Respect of Scheduled Payments. Following Receipt by Assured Guaranty of a Notice of Claim, Assured Guaranty will pay any amount payable hereunder in respect of Scheduled Payments on the Insured Obligations out of the funds of Assured Guaranty on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the date on which such payment is due on the Insured Obligations. Payments due hereunder in respect of Scheduled Payments will be disbursed to the Trust Collateral Agent by wire transfer of immediately available funds.

No claim may be made hereunder except by the Trust Collateral Agent.

Assured Guaranty shall be entitled to pay any amount hereunder in respect of Scheduled Payments on the Insured Obligations, including any amount due on the Insured Obligations on an accelerated basis, whether or not any notice and certificate shall have been Received by Assured Guaranty as provided above; provided, however, that by acceptance of this Policy the Indenture Trustee (directly or acting through the Trust Collateral Agent, as agent for the Indenture Trustee) agrees to provide to Assured Guaranty, upon Assured Guaranty’s request to the Trust Collateral Agent, a notice and certificate in respect of any such payments made by Assured Guaranty. Assured Guaranty shall be entitled to pay hereunder any amount that becomes due on the Insured Obligations on an accelerated basis at any time or from time to time after such amount becomes due, in whole or in part, prior to the scheduled date of payment thereof; Scheduled Payments insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from and after the date of such payment of principal.

In the event that any amount shall be received by the Trust Collateral Agent, the Trustee or the Holder in respect of a Scheduled Payment forming the basis of a claim specified in a Notice of Claim submitted hereunder, which amount had not been received when the Notice of Claim was prepared but which is received by the Trust Collateral Agent, the Trustee or the Holder prior to receipt of payment from the Insurer as contemplated by this Policy (any such amount, a “Recovery”), the Trust Collateral Agent immediately shall so notify the Insurer (which notice shall include the amount of any such Recovery). The fact that a Recovery has been received by the Beneficiary shall be deemed to be incorporated in the applicable Notice of Claim as of the date such Notice of Claim originally was prepared, without necessity of any action on the part of any Person, and the Insurer shall pay the amount of the claim specified in the Notice of Claim as herein provided, net of the Recovery.

ARTICLE III Notices and Conditions to Payment in Respect of Scheduled Payments Avoided as Preference Payments. If any Scheduled Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law instituted against the Obligor, Assured Guaranty will pay such amount out of the funds of Assured Guaranty on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Assured Guaranty from the Trust Collateral Agent of (A) a certified copy of a final non-appealable order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the Holder is required to return Scheduled Payments made with respect to the Insured Obligations during the Term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy, insolvency, receivership or similar law, (B) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Assured Guaranty, and provided to the Holder by Assured Guaranty, irrevocably assigning to Assured Guaranty all rights and claims of the Holder relating to or arising under the

Policy No.: D-2010-78	Date of Issuance: August 19, 2010

Insured Obligations against the estate of the Obligor or otherwise with respect to such preference payment or (ii) the date of Receipt by Assured Guaranty from the Trust Collateral Agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Assured Guaranty shall have Received written notice from the Trust Collateral Agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Collateral Agent or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Collateral Agent for distribution to such Holder upon proof of such payment reasonably satisfactory to Assured Guaranty). In connection with the foregoing, Assured Guaranty shall have the rights provided pursuant to Section 6.2 of the Sale and Servicing Agreement.

Notwithstanding the foregoing paragraph, in no event shall the Insurer be obligated to make any payment pursuant to this paragraph 3 prior to the date the related Scheduled Payment is Due for Payment.

ARTICLE IV Governing Law. This Policy shall be construed in accordance with, and this Policy and all matters arising out of or relating in any way to this Policy shall be governed by, the law of the state of New York.

ARTICLE V Payments. Payments due hereunder in respect of Insured Amounts shall be disbursed to the Trust Collateral Agent by wire transfer of immediately available funds to an account of the Trust Collateral Agent specified in the applicable Notice of Claim (or in the case of an Insured Amount becoming Due for Payment under Section 3 above, to the receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order as set forth in Section 3 above). Assured Guaranty’s obligations hereunder in respect of Insured Amounts shall be discharged to the extent that funds are transferred to the Trust Collateral Agent as provided in the Notice of Claim (or to such receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order as set forth in Section 3 above), whether or not such funds are properly applied by the Indenture Trustee, the Trust Collateral Agent, or such other Person. In the event Assured Guaranty is required under law to deduct or withhold any tax or similar charge from or in respect of any amount payable under or in respect of this Policy, Assured Guaranty will make all such deductions and withholdings and pay the full amount deducted or withheld to the relevant taxation authority in accordance with law, but Assured Guaranty will not “gross-up” or otherwise pay additional amounts in respect of such taxes, and Assured Guaranty’s payments to the Trust Collateral Agent as provided in the Notice of Claim (or to such receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order as set forth in Section 3 above) will be amounts that are net of such deductions or withholdings.

ARTICLE VI Fiscal Agent. At any time during the Term of the Policy, Assured Guaranty may appoint a fiscal agent (the “Fiscal Agent”) for purposes of this Policy by written notice to the Trust Collateral Agent at the notice address specified in the Indenture specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trust Collateral Agent, (i) copies of all notices and documents required to be delivered to Assured Guaranty pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Assured Guaranty and shall not be deemed Received until Received by both, and (ii) all payments required to be made by Assured Guaranty under this Policy may be made directly by Assured Guaranty or by the Fiscal Agent on behalf of Assured Guaranty. The Fiscal Agent is the agent of Assured Guaranty only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Assured Guaranty to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

ARTICLE VII Waiver of Defenses. To the fullest extent permitted by applicable law, Assured Guaranty agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Assured Guaranty to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy. Nothing in this paragraph shall be construed to limit or otherwise impair Assured Guaranty’s right to pursue recovery or claims (based on contractual rights, securities law violations, fraud or other causes of action) against any person or entity, or, except as provided in paragraph 3 of this Endorsement, to require payment by Assured Guaranty of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of this Policy or the Insured Obligations. Nothing in this Policy shall be construed to require payment to the extent any force majeure event or governmental act prevents Assured Guaranty from performing its obligations under this Policy or

Policy No.: D-2010-78	Date of Issuance: August 19, 2010

such performance is otherwise rendered impossible, in which event Assured Guaranty agrees to (i) use commercially reasonable efforts to perform its obligations under this Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under this Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

ARTICLE VIII Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Assured Guaranty as follows:

Assured Guaranty Corp.

31 West 52nd Street

New York, NY 10019

Attention: Structured Surveillance

Re:        Policy No. D-2010-78

             AmeriCredit Automobile Receivables Trust 2010-B

Telecopy No.: (212) 339-3518

Confirmation: (212) 974-0100

With a copy to the General Counsel at the above address and telecopier number.

Assured Guaranty may specify a different address or addresses by writing mailed or delivered to the Trust Collateral Agent.

In each case in which a demand, notice or other communication to Assured Guaranty refers to a Default, an Event of Default, a claim on the Policy or an event with respect to which failure on the part of Assured Guaranty to respond shall be deemed to constitute consent or acceptance, then a copy of such demand, notice or other communication shall also be sent to the attention of each of the General Counsel of Assured Guaranty, the General Counsel of AmeriCredit at the address for notices specified in the Sale and Servicing Agreement and to the Indenture Trustee at the Corporate Trust Office and, in all cases, any original and each copy shall be marked “URGENT MATERIAL ENCLOSED.”)

ARTICLE IX Subrogation. Upon and to the extent of any payment by Assured Guaranty under this Policy, Assured Guaranty shall become the holder of the Insured Obligations and any appurtenant coupon thereto and right to payment of principal thereof and interest thereon, and shall be fully subrogated to the Indenture Trustee’s, the Trust Collateral Agent’s and each Holder’s right, title and interest thereunder, including the right to receive payments in respect of the Insured Obligations. Any payment made by or on behalf of the Obligor to, and any amounts received under the Operative Documents for the benefit of, the Indenture Trustee, the Trust Collateral Agent or the Holders in respect of any Insured Amount forming the basis of a claim hereunder (which claim shall have been paid by Assured Guaranty) shall be received and held in trust for the benefit of Assured Guaranty and shall be paid over to Assured Guaranty in accordance with the Sale and Servicing Agreement, the Indenture and the Insurance Agreement. The Indenture Trustee, the Trust Collateral Agent and each Holder shall cooperate in all reasonable respects, and at the expense of Assured Guaranty, with any request by Assured Guaranty for action to preserve or enforce Assured Guaranty’s rights and remedies in respect of the Obligor under the Insured Obligations, any related security arrangements or otherwise, including, without limitation, any request (i) to institute or to participate in any suit, action or other proceeding, (ii) to enforce any judgment obtained and to collect from the Obligor or the Trust Collateral Agent or the Indenture Trustee any amounts adjudged due or (iii) to transfer to Assured Guaranty, via absolute legal assignment, the Indenture Trustee’s, the Trust Collateral Agent’s or such Holder’s rights in respect of any Insured Amount that may form the basis of a claim hereunder.

ARTICLE X Assignment and Amendment. This Policy may not be assigned by the Indenture Trustee or the Trust Collateral Agent without the prior written consent of Assured Guaranty. Except with the prior written consent of the Trust Collateral Agent and Assured Guaranty, the terms of this Policy may not be modified or altered by any other agreement.

ARTICLE XI Premiums. The Obligor shall pay or cause to be paid to the Assured Guaranty in accordance with the Sale and Servicing Agreement and the Insurance Agreement the premium payable to Assured Guaranty in respect of this Policy as set forth in the Premium Letter.

ARTICLE XII No Waiver. No waiver of any rights or powers of Assured Guaranty or any consent by Assured Guaranty shall be valid unless in writing and signed by an authorized officer or agent of Assured Guaranty. The waiver of any right by Assured Guaranty, or the failure promptly to exercise any such right, shall not be construed as a waiver of any other right to exercise the same at any time thereafter.

Policy No.: D-2010-78	Date of Issuance: August 19, 2010

ARTICLE XIII Termination. This Policy and the obligations of Assured Guaranty hereunder shall terminate upon the expiration of the Term of the Policy

ARTICLE XIV Surrender of Policy. The Trust Collateral Agent shall surrender this Policy to Assured Guaranty for cancellation upon expiration of the Term of the Policy.

IN WITNESS WHEREOF, ASSURED GUARANTY CORP. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

ASSURED GUARANTY CORP.

By	/s/ Jorge Gana
Authorized Officer

Signature attested to by:

By	/s/ Brian H. Mellstrom
Counsel

EXHIBIT A

To Endorsement No. 1

NOTICE OF CLAIM AND CERTIFICATE

(Letterhead of Trust Collateral Agent)

Assured Guaranty Corp.

31 West 52nd Street

New York, NY 10019

Re:	AmeriCredit Automobile Receivables Trust 2010-B

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association (the “Trust Collateral Agent”), hereby certifies to Assured Guaranty Corp. (“Assured Guaranty”), with reference to Assured Guaranty Policy No. D-2010-78 dated August 19, 2010, (the “Policy”) issued by Assured Guaranty in respect of the $36,800,000 Class A-1 0.37690% Asset Backed Notes, $69,000,000 Class A-2 1.18% Asset Backed Notes and $94,200,000 Class A-3 2.49% Asset Backed Notes of the above-referenced Trust (the “Insured Obligations”), that:

(i) The Trust Collateral Agent is the Trust Collateral Agent for the Holders under the Indenture.

(ii) The amount determined under clause (i) of the definition of Deficiency Claim Amount for the related Insured Distribution Date is $            .

(iii) The amount determined under clause (ii) of the definition of Deficiency Claim Amount for the related Insured Distribution Date is $            .

(iv) The amount determined under clause (iii) of the definition of Deficiency Claim Amount for the related Insured Distribution Date is $            .

(v) The amount determined under paragraph 3 of Endorsement No. 1 to the Policy is $            .

(vi) The sum of all amounts on deposit (or scheduled to be on deposit) in the Note Distribution Account and available for distribution to the Holders pursuant to the Indenture will be $             less than the aggregate amount of the preceding clauses (ii), (iii), (iv) and (v) due on                              (such deficiency, the “Shortfall”).

(vii) The Trust Collateral Agent is making a claim under the Policy for the Shortfall to be applied to the payment of Scheduled Payments.

(viii) The Trust Collateral Agent agrees that, following receipt of funds from Assured Guaranty, it shall (a) hold such amounts in trust and apply the same directly to the payment of Scheduled Payments on the Insured Obligations when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Trust Collateral Agent and (d) maintain an accurate record of such payments with respect to each Insured Obligation and the corresponding claim on the Policy and proceeds thereof, and, if any Insured Obligation is required to be surrendered or presented for such payment, shall stamp on each such Insured Obligation the legend “$[insert applicable amount] paid by Assured Guaranty and the balance hereof has been cancelled and reissued” and then shall deliver such Insured Obligation to Assured Guaranty.

(ix) The Trust Collateral Agent, on behalf of the Holders and the Indenture Trustee, hereby assigns to Assured Guaranty (a) all rights of the Holders and the Indenture Trustee with respect to the Insured Obligations to the extent of any payments under the Policy and (b) any claims in respect of amounts due to the Holders or the Indenture Trustee in respect of securities law violations, fraud or other claims arising out of or relating to the offer and sale of the Insured Obligations. The foregoing assignments are in addition to, and not in limitation of, rights of subrogation otherwise available to Assured Guaranty in respect

A-1

of such payments. Payments to Assured Guaranty in respect of the foregoing assignments shall in all cases be subject to and subordinate to the rights of the Holders to receive all Scheduled Payments in respect of the Insured Obligations. The Trust Collateral Agent shall take such action and deliver such instruments as may be reasonably requested or required by Assured Guaranty to effectuate the purpose or provisions of this clause (ix).

(x) The Trust Collateral Agent, on behalf of the Holders and the Indenture Trustee, hereby appoints Assured Guaranty as agent and attorney-in-fact for the Trust Collateral Agent, the Indenture Trustee and each such Holder in any legal proceeding with respect to the Insured Obligations. The Trust Collateral Agent hereby agrees that, so long as an Insurer Default (as defined in the Indenture) shall not exist, Assured Guaranty may at any time during the continuation of any proceeding by or against the Obligor under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Insured Obligations (a “Preference Claim”), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of Assured Guaranty but subject to reimbursement as provided in the Insurance Agreement and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trust Collateral Agent hereby agrees that Assured Guaranty shall be subrogated to, and the Trust Collateral Agent on its behalf and on behalf of each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trust Collateral Agent and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

(xi) Payment should be made by wire transfer directed to [ACCOUNT TO BE SPECIFIED].

Upon payment of the applicable Shortfall, the Insurer shall be subrogated to the rights of the Holder, the Indenture Trustee and the Trust Collateral Agent with respect to such payment, to the extent set forth in Section 9 of the endorsement thereto.

This Notice of Claim may be revoked at any time by written notice of such revocation by the Trust Collateral Agent to the Insurer.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

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IN WITNESS WHEREOF, the Trust Collateral Agent has executed and delivered this Notice of Claim and Certificate as of the     th day of                     , 20    .

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trust Collateral Agent

By
Title

For Assured Guaranty or Fiscal Agent Use Only

Wire transfer sent on                      By

Confirmation Number

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